                          SECURITY NATIONAL FINANCIAL CORPORATION

                              5300 South 360 West, Suite 250
                                Salt Lake City, Utah 84123


                                    September 14, 1999




Dear Stockholder:

  On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company") to be held on October 14, 1999, at
11:30 a.m., Mountain Daylight Time, at 5300 South 360 West, Suite 250, Salt Lake City, Utah.

  The matters to be addressed at the meeting will include (1) the election of nine directors; (2) the approval of the amendment to the Company's 1993
Stock Option Plan; and (3) report on the business activities of the Company and answer any stockholder questions.

  Your vote is very important. We hope you will take a few minutes to review the Proxy Statement and complete, sign, and return your Proxy Card in the envelope provided, even if you plan to attend the meeting. Please note that sending us your Proxy will not prevent you from voting in person at the meeting, should you wish to do so.

  Thank you for your support of Security National Financial Corporation. We look forward to seeing you at the Annual Stockholders Meeting.

                                       Sincerely yours,

                                       SECURITY NATIONAL
                                       FINANCIAL CORPORATION



                                        George R. Quist,
                                        Chairman of the Board, President,
                                        and Chief Executive Officer

                          SECURITY NATIONAL FINANCIAL CORPORATION

                               5300 South 360 West, Suite 250
                                 Salt Lake City, Utah 84123




                         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company"), a Utah corporation, will be held on October 14, 1999, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 11:30 a.m., Mountain Daylight Time, to consider and act upon the following:

   1. To elect a Board of Directors consisting of nine directors (three directors to be elected exclusively by the Class A common stockholders voting separately as a class and the remaining six directors to be elected by the Class A and Class C common stockholders voting together) to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

   2. To amend the Company's 1993 Stock Option Plan to authorize an additional 300,000 shares of Class A Common Stock to be made available for issuance under the plan; and

   3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on September 1, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. A PROXY STATEMENT AND PROXY CARD ARE ENCLOSED HEREWITH. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                 By Order of the Board of Directors,



                                 William C. Sargent
                                 Senior Vice President and Secretary




Salt Lake City, Utah, September 14, 1999

                      SECURITY NATIONAL FINANCIAL CORPORATION
                         5300 South 360 West, Suite 250
                           Salt Lake City, Utah 84123

                                PROXY STATEMENT

                         Annual Meeting of Stockholders
                         To Be Held on October 14, 1999

                               GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security National Financial Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on October 14, 1999, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 11:30 a.m., Mountain Daylight Time, or at any adjournment or postponements thereof (the "Annual Meeting"). The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the meeting, will be voted in favor of the proposals to be considered at the Annual Meeting, and in favor of the election of the nominees to the Board of Directors (three nominees to be elected by the Class A common stockholders voting separately as a class and six nominees to be elected by the Class A and Class C common stockholders voting together) as listed unless such Proxy specifies otherwise, or the authority to vote in the election of directors is withheld. A Proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company at the above address. Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a Proxy. This Proxy Statement and accompanying Proxy Card were mailed to stockholders on or about September 14, 1999.

   Your vote is important. Please complete and return the Proxy Card so your shares can be represented at the Annual Meeting, even if you plan to attend in person.

   If a shareholder wishes to assign a proxy to someone other than the Directors' Proxy Committee, all three names appearing on the Proxy Card must be crossed out and the name(s) of another person or persons (not more than three) inserted. The signed card must be presented at the meeting by the person(s) representing the shareholder.

   The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation.

   The matters to be brought before the Annual Meeting are (1) to elect directors to serve for the ensuing year; (2) to amend the Company's 1993 Stock Option Plan to authorize an additional 300,000 shares of Class
A Common Stock to be made available for issuance thereunder; and (3) any other business as may properly come before the Annual Meeting.

                                    VOTING SECURITIES

   Only holders of record of Common Stock at the close of business on September 1, 1999, will be entitled to vote at the Annual Meeting. As of July 31, 1999, there were issued and outstanding 3,813,028 shares of Class A Common Stock, $2.00 par value per share, and 5,380,172 shares of Class C Common Stock $.20 par value per share resulting in a total of 9,193,200 shares of both Class A and Class C Common Stock outstanding. A majority of the outstanding shares (4,596,601) of Common Stock will constitute a quorum for the transaction of business at the meeting.

   The holders of either class of Common Stock of the Company are entitled to one vote per share. Cumulative voting is not permitted in the election of directors.

   The Company's Articles of Incorporation provide that the Class A common stockholders and Class C common stockholders have different voting rights in the election of directors. The Class A common stockholders voting separately as a class will be entitled to vote for three of the nine directors to be elected (the nominees to be voted upon by the Class A stockholders separately consist of Messrs. Robert G. Hunter, Sherman B. Lowe, and William C. Sargent).

   The remaining six directors will be elected by the Class A and Class C common stockholders voting together (the nominees to be so voted upon consist of Messrs. Charles L. Crittenden, R.A.F. McCormick, H. Craig Moody, George R. Quist, Scott M. Quist, and Norman G. Wilbur). For the other business to be conducted at the Annual Meeting, the Class A and Class C common stockholders will vote together, one vote per share. Class A common stockholders will receive a different form of Proxy than the Class C common stockholders.

                                ELECTION OF DIRECTORS

   There are three committees of the Board of Directors, which meet periodically during the year: the Audit Committee, the Compensation Committee, and the Executive Committee. The Board of Directors does not have a Nominating Committee.

   The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, developing policy in the areas of compensation and fringe benefits, contributions under the Employee Stock Ownership Plan, contribution under the 401(k) Retirement Savings Plan, granting of options under the stock option plans, and creating other employee compensation plans. The Compensation Committee consists of Messrs. Charles L. Crittenden, Sherman B. Lowe, and George R. Quist. During 1998, the Compensation Committee met on two occasions.

   The Audit Committee directs the auditing activities of the Company's internal auditors and outside public accounting firm and approves the services of the outside public accounting firm. The Audit Committee consists of Messrs.
Charles L. Crittenden, Sherman B. Lowe, H. Craig Moody, and Norman G. Wilbur. During 1998 the Audit Committee met on two occasions.

   The Executive Committee reviews Company policy, major investment activities
and other pertinent transactions of the Company.   The Executive Committee
consists of Messrs. George R. Quist, Scott M. Quist, William C. Sargent, and
H. Craig Moody.  During 1998, the Executive Committee met on two occasions.

   During 1998, there were six meetings of the Company's Board of Directors.

   The Company's Bylaws provide that the Board of Directors shall consist of not less than three nor more than eleven members. The term of office of each director is for a period of one year or until the election and qualification of his successor. A director is not required to be a resident of the State of Utah but must be a stockholder of the Company.

   The size of the Board of Directors of the Company for the coming year is nine members. Unless authority is withheld by your Proxy, it is intended that the Common Stock represented by your Proxy will be voted for the respective nominees listed below. If any nominee should not serve for any reason, the Proxy will be voted for such person as shall be designated by
the Board of Directors to replace such nominee.   The Board of Directors
has no reason to expect that any nominee will be unable to serve. There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director. There is no family relationship between or among any of the nominees, except that Scott M. Quist is the son of George R. Quist.


The Nominees

   The nominees to be elected by the holders of Class A Common Stock are as follows:

  Name                  Age       Director Since   Position(s) with the Company
----------------    ---------    ---------------- -----------------------------
 Robert G. Hunter       39        October 1998      Director
 Sherman B. Lowe        84        October 1979      Director
 William C. Sargent     70        February 1980     Senior Vice President,
                                                      Secretary and Director

  The nominees for election by the holders of Class A and Class C Common Stock, voting together, are as follows:


    Name                 Age       Director Since  Position(s) with the Company
---------------------  ------   ----------------  -----------------------------
Charles L. Crittenden    79        October 1979     Director
R.A.F. McCormick         85        October 1979     Director
H. Craig Moody           45        September 1995   Director
George R. Quist          78        October 1979     Chairman of the Board,
                                                     President,and Chief
                                                     Executive Officer
Scott M. Quist           45        May 1986         First Vice President,
                                                     General Counsel,
                                                     Treasurer and Director
Norman G. Wilbur         60        October 1998      Director
---------------------

  The following is a description of the business experience of each of the nominees and directors.

  George R. Quist, age 78, has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since October 1979. Mr. Quist is also Chairman of the Board, President and Chief Executive Officer of Southern Security Life Insurance Company and has served in this position since December 1998. From 1946 to 1960, he was an agent, District Manager and Associate General Agent for various insurance companies. From 1960 to 1964, he was Executive Vice President and Treasurer of Pacific Guardian Life Insurance Company. Mr. Quist also served from 1981 to 1982 as the President of The National Association of Life Companies, a trade association of 642 life insurance companies, and from 1982 to 1983 as its Chairman of the Board. Mr. Quist also served on the Board of Directors of the National Alliance of Life Companies from 1992 to 1996.

  William C. Sargent, age 70, has been Senior Vice President of the Company since 1980, Secretary since October 1993, and a director since February 1980. Prior to that time, he was employed by Security National Life as a salesman and agency superintendent. Mr. Sargent is also Senior Vice President, Secretary and a director of Southern Security Life Insurance Company and has served in this position since December 1998.

  Scott M. Quist, age 45, has been the Company's General Counsel since 1982, First Vice President since December 1990, Treasurer since October 1993, and a director since May 1986. From 1980 to 1982, Mr. Quist was a tax specialist with Peat, Marwick, Mitchell, & Co., in Dallas, Texas. From 1986 to 1991 he has been a director of The National Association of Life Companies, a trade association of 642 insurance companies and its Treasurer until its merger with the American Council of Life Companies in 1991. Mr. Quist is a past member of the Board of Governors of the Forum 500 Section (representing small companies) of the American Council of Life Insurance. Mr. Quist is the past President of the Utah Life Convention and past General Council of the Utah Funeral Directors' Association. Mr. Quist has also been a director since November 1993 of Key Bank of Utah, and is currently president of the National Alliance of Life Companies, an industry trade association. Mr. Quist is also First Vice President, Treasurer and General Counsel and a director of Southern Security Life Insurance Company and has served in this position since December 1998.

   Charles L. Crittenden, age 79, has been a director of the Company since October 1979. Mr. Crittenden is also a director of Southern Security Life Insurance Company and has served in this position since December 1998. Mr. Crittenden has been sole stockholder of Crittenden Paint & Glass Company since 1958. He is also an owner of Crittenden Enterprises, a real estate development company, and Chairman of the Board of Linco, Inc.

   Robert G. Hunter, M.D., age 39, has been a director of the Company since October 1998. Dr. Hunter is also a director of Southern Security Life Insurance Company and has served in this position since December 1998. Dr. Hunter is currently a practicing physician in private practice. He received a B.S. degree from the University of Utah in 1982 and an M.D. degree from the University of Utah in 1987, and served his Internship in General Surgery at the University of Texas Health Science Center at San Antonio. Dr. Hunter created the State Wide E.N.T. Organization (Rocky Mountain E.N.T., Inc.)
where he is currently a member of the Executive Committee. He is Chairman of Surgery at Cottonwood Hospital, a delegate to the Utah Medical Association and a delegate representing Utah to the American Medical Association, and a member of several medical advisory boards.

   Sherman B. Lowe, age 84, has been a director of the Company since October 1979. Mr. Lowe is also a director of Southern Security Life Insurance Company and has served in this position since December 1998. Mr. Lowe was President and Manager of Lowe's Pharmacy located in Salt Lake City, Utah for over 30 years. He is now retired. He is an owner of Burton-Lowe Ranches, a general partnership.

   R.A.F. McCormick, age 85, has been a director of the Company since October 1979. Mr. McCormick is also a director of Southern Security Life Insurance Company and has served in this position since December 1998. He is a past
Vice President of Sales of Clover Club Foods, a food processing company. He is now retired.

   H. Craig Moody, age 45, has been a director of the Company since September 1995. Mr. Moody is also a director of Southern Security Life Insurance Company and has served in this position since December 1998. Mr. Moody is owner of Moody & Associates, a political consulting and real estate company.
 He is a former Speaker and Majority Leader of the House of Representatives of the State of Utah.

   Norman G. Wilbur, age 60, has been a director of the Company since October 1998. Mr. Wilbur is also a director of Southern Security Life Insurance Company and has served in this position since December 1998. Mr. Wilbur worked for the regional offices of J.C. Penney Co., Inc., in budgeting and analysis. His positions with J.C. Penny Co., Inc., included Manager of Planning and Reporting. After 36 years with J.C. Penney's Mr. Wilbur took an option of an early retirement in 1997. He is a past board member of a homeless organization in Plano, Texas.

Executive Officers

   The following table sets forth certain information with respect to the executive officers of the Company (the business biographies for the first three individuals are set forth above):


        Name                  Age                             Title
  ----------------         --------                         ---------
  George R. Quist1            78         Chairman of the Board, President and
                                           Chief Executive Officer

  Scott M. Quist1             45         First Vice President, General Counsel
                                           and Treasurer

  William C. Sargent          70         Senior Vice President and Secretary

      1   George R. Quist is the father of Scott M. Quist.

   The Board of Directors of the Company has a written procedure which requires disclosure to the Board of any material interest or any affiliation on the part of any of its officers, directors or employees which is in conflict or may be in conflict with the interests of the Company.

   No director, officer or 5% stockholder of the Company or its subsidiaries, or any affiliate thereof has had any transactions with the Company or its subsidiaries during 1998 or 1997 other than employment arrangements or as described above, and the loan made to George R. Quist on April 29, 1998.
See "Item 13.  Certain Relationships and Related Transactions."

   Each of the directors of the Company are directors of Southern Security Life Insurance Company, which has a class of equity securities registered under the Securities Exchange Act of 1934, as amended. In addition, Scott M. Quist is a director of Key Bank of Utah. All directors of the Company hold office until the next annual meeting of stockholders or until their successors have been elected and qualified, or until their earlier resignation or removal.

   All directors of the Company hold office until the next annual meeting of stockholders, or until their successors have been elected and qualified, or until their earlier resignation or removal.



           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth security ownership information of the Company's
Class A and Class C Common Stock as of July 31, 1999, (i) for persons who own beneficially more than 5% of the Company's outstanding Class A or Class C
Common Stock, (ii) each director of the Company, and (iii) for all executive officers and directors of the Company as a group.

                               Class A                  Class C
                             Common Stock              Common Stock
                                Amount                    Amount
Name and Address of         Beneficially   Percent    Beneficially  Percent
Beneficial Owner                Owned     of Class        Owned    of Class
------------------------  --------------- ---------   -----------  ---------
George R. Quist (1) (2)
4491 Wander Lane
Salt Lake City, Utah 84124    130,812      3.3%          208,059    3.9%

George R. and Shirley C.
   Quist Family Partnership, Ltd. (6)
4491 Wander Lane
Salt Lake City, Utah 84124    311,782      7.9%        2,504,040   46.5%

Employee Stock Ownership Plan (4)
5300 S. 360 W., Suite 250
Salt Lake City, Utah 84123    597,081     15.2%        1,158,903   21.5%

William C. Sargent (1) (2) (3)
4974 Holladay Blvd.
Salt Lake City, Utah 84117     83,399      2.1%          279,320    5.2%

Scott M. Quist (3)
7 Wanderwood Way
Sandy, Utah 84092              87,667      2.2%           65,306    1.2%

Charles L. Crittenden
248 - 24th Street
Ogden, Utah 84404               1,565         *          178,811    3.3%

Sherman B. Lowe (3)
2197 South 2100 East
Salt Lake City, Utah 84109     21,255         *          195,416    3.6%

R.A.F. McCormick (1)
400 East Crestwood Road
Kaysville, Utah 84037          10,193         *          101,953    1.9%

H. Craig Moody
1782 East Faunsdale Dr.
Sandy, Utah 84092                 560         *              -0-       *

Norman G. Wilbur
2520 Horseman Drive
Plano, Texas 75025                800         *              -0-       *

Robert G. Hunter
#2 Ravenwood Lane
Sandy, Utah 84092                  80         *              -0-       *

Associated Investors (5)
5300 S. 360 W. Suite 250
Salt Lake City, Utah 84123      79,251      2.0%          489,227    9.1%

All directors and executive
officers (9 persons)           648,113     16.5%        3,532,905   65.7%

         *   Less than one percent


             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth security ownership information of the Company's
Class A and Class C Common Stock as of July 31, 1999, (i) for persons who own beneficially more than 5% of the Company's outstanding Class A or Class C
Common Stock, (ii) each director of the Company, and (iii) for all executive officers and directors of the Company as a group.

                                                     Class A and Class C
                                                        Common Stock
                                                    ---------------------
                                           Amount
Name and Address of                     Beneficially                 Percent
Beneficial Owner                            Owned                   of Class
----------------------                 --------------               ----------
George R. Quist (1) (2)
4491 Wander Lane
Salt Lake City, Utah 84124                 338,871                     3.6%

George R. and Shirley C.
   Quist Family Partnership, Ltd. (6)
4491 Wander Lane
Salt Lake City, Utah 84124               2,815,822                    30.2%

Employee Stock Ownership Plan (4)
5300 S. 360 W., Suite 250
Salt Lake City, Utah 84123               1,755,984                    18.9%

William C. Sargent (1) (2) (3)
4974 Holladay Blvd.
Salt Lake City, Utah 84117                 362,719                     3.9%

Scott M. Quist (3)
7 Wanderwood Way
Sandy, Utah 84092                          152,973                     1.6%

Charles L. Crittenden
248 - 24th Street
Ogden, Utah 84404                          180,376                     1.9%

Sherman B. Lowe (3)
2197 South 2100 East
Salt Lake City, Utah 84109                 216,671                      2.3%

R.A.F. McCormick (1)
400 East Crestwood Road
Kaysville, Utah 84037                      112,146                      1.2%

H. Craig Moody
1782 East Faunsdale Dr.
Sandy, Utah 84092                              560                       *

Norman G. Wilbur
2520 Horseman Drive
Plano, Texas 75025                             800                       *

Robert G. Hunter
#2 Ravenwood Lane
Sandy, Utah 84092                               80                       *

Associated Investors (5)
5300 S. 360 W. Suite 250
Salt Lake City, Utah 84123                 568,478                      6.1%

All directors and executive
officers (9 persons)                     4,181,018                     44.9%
------------------------------
         *   Less than one percent

  (1) Does not include 597,081 shares of Class A Common Stock and 1,158,903 shares of Class C Common Stock owned by the Company's Employee Stock Ownership Plan (ESOP), of which George R. Quist, William C. Sargent and R.A.F. McCormick are the trustees and accordingly, exercise shared voting and investment powers with respect to such shares.

  (2) Does not include 79,251 shares of Class A Common Stock and 489,227 shares of Class C Common Stock owned by Associated Investors, a Utah general partnership, George R. Quist and William C. Sargent, of which these individuals are the managing partners and, accordingly, exercise shared voting and investment powers with respect to such shares.

  (3) Does not include 40,869 shares of Class A Common Stock owned by the Company's 401(k) Retirement Savings Plan, which William C. Sargent, Scott M. Quist and Sherman B. Lowe are the trustees and accordingly, exercise shared voting and investment powers with respect to such shares.

  (4) The trustees of the Employee Stock Ownership Plan (ESOP) are George R. Quist, William C. Sargent and R.A.F. McCormick, who exercise shared voting and investment powers.

  (5) The managing partners of Associated Investors are George R. Quist and William C. Sargent, who exercise shared voting and investment powers.

  (6) This stock is owned by the George R. and Shirley C. Quist Family Partnership, Ltd., of which Mr. Quist is the general partner.

  The Company's officers and directors, as a group, own beneficially approximately 44.9% of the outstanding shares of the Company's Class A and Class C Common Stock.


                   COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officer Compensation

    The following table sets forth, for each of the last three fiscal years, the compensation received by George R. Quist, the Company's President and Chief Executive Officer, and all other executive officers (collectively, the "Named Executive Officers") at December 31, 1998 whose salary and bonus for all services in all capacities exceed $100,000 for the fiscal year ended December 31, 1998.

                             Summary Compensation Table

                                     Annual Compensation

                                                                    Other
                                                                   Annual
                                                                   Compen-
Name and Principal Position          Year   Salary($)  Bonus($) sation($) (2)
---------------------------       -------  ----------  -------- -------------
George R. Quist (1)
  Chairman of the Board,             1998   $137,454    $20,200      $2,400
   President and Chief               1997    118,508     16,833       2,400
   Executive Officer                 1996    109,127     15,303       2,400

William C. Sargent
  Senior Vice President,             1998    130,329     17,325       4,500
  Secretary and                      1997    108,685     16,500       4,500
  Director                           1996    103,915     15,000       4,500

Scott M. Quist (1)
  First Vice President,             1998    119,025     18,770       7,200
  General Counsel                   1997    103,215     17,875       7,200
  Treasurer and Director            1996     96,192     16,250       7,200

    (1)  George R. Quist is the father of Scott M. Quist.


                               Summary Compensation Table

                                Long-Term  Compensation
                                             Awards               Payouts

                             Restricted   Securities     Long-Term  All Other
                               Stock      Underlying     Incentive  Compensa-
Name and Principal      Year  Awards($)  Options/SARs(#)  Payout($) tion($)(3)
Position
-------------------     ----- ---------  ---------------  --------  ----------
George R. Quist (1)
  Chairman of the Board,  1998      0           50,000       0       $12,084
   President and Chief    1997      0           50,000       0        11,094
  Executive Officer       1996      0                0       0         8,218

William C. Sargent
  Senior Vice President,  1998      0           45,000       0         5,286
  Secretary and           1997      0           45,000       0         5,224
  Director                1996      0                0       0         4,320

Scott M. Quist (1)
  First Vice President,   1998      0           35,000       0         7,257
  General Counsel         1997      0           35,000       0         6,490
  Treasurer and Director  1996      0                0       0         4,497


  (1) George R. Quist is the father of Scott M. Quist.


  (2) The amounts indicated under "Other Annual Compensation" for 1998 consist of payments related to the operation of automobiles by the Named Executive
      Officers. However, such payments do not include the furnishing of an automobile by the Company to George R. Quist, William C. Sargent and
      Scott M. Quist nor the payment of insurance and property taxes with respect to the automobiles operated by the Named Executive Officers.

  (3) The amounts indicated under "All Other Compensation" for 1998 consist of
      (a) amounts contributed by the Company into a trust for the benefit of the Named Executive Officers under the Employee Stock Ownership Plan
      (for fiscal 1998, such amounts were George R. Quist, $6,803; William C.
      Sargent, $3,547; and Scott M. Quist, $6,620); (b) matching contributions made by the Company pursuant to the 401(k) Retirement
      Savings Plan in which all matching contributions are invested in the Company's Class A Common Stock (for fiscal 1998, such amounts were
      George R. Quist, $-0-; William C. Sargent, $1,102; and Scott M. Quist,
      $-0-); (c) insurance premiums paid by the Company with respect to a group life insurance plan for the benefit of the Named Executive
      Officers (for fiscal 1998, $1,911 was paid for all Named Executive
      Officers as a group, or $637 each for George R. Quist, William C.
      Sargent and Scott M. Quist); and (d) life insurance premiums paid by the Company for the benefit of the family of Mr. George R. Quist
      ($4,644).

  The following table sets forth information concerning the exercise of options to acquire shares of the Company's Common Stock by the Named Executive Officers during the fiscal year ended December 31, 1998, as well as the aggregate number and value of unexercised options held by the Named Executive Officers on December 31, 1998.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/
SAR Values


                                               Number of Securities Underlying
                                                  Unexercised Options/SARs
                                                   at December 31, 1998(#)
             Shares Acquired         Value
Name          on Exercise(#)     Realized ($)   Exercisable    Unexercisable
------------ ---------------    -------------  -------------   --------------
George R. Quist     63,814          $67,303         209,728             0
William C. Sargent       0                0         180,715             0
Scott M. Quist           0                0          75,338             0


                                         Value of Unexercised
                                     In-the-Money Options/SARs at
                                         December 31, 1998($)

Name                   Exercisable      Unexercisable
---------------      --------------     --------------
George R. Quist                  0                0
William C. Sargent               0                0
Scott M. Quist                   0                0


Retirement Plans

     George R. Quist, who has been Chairman, President and Chief Executive Officer of the Company since 1979, has a Deferred Compensation Agreement, dated December 8, 1988, with the Company (the "Compensation Agreement"). This Compensation Agreement provides upon Mr. Quist's retirement the Company shall pay him $50,000 per year as an annual retirement benefit for a period of 10 years from the date of retirement; and upon his death, the remainder of such annual payments shall be payable to his designated beneficiary.

     The Compensation Agreement further provides that the Board of Directors may elect to pay the entire amount of deferred compensation in the form of a single lump-sum payment or other installment payments, so long as the term of such payments do not exceed 10 years. However, in the event Mr. Quist's employment with the Company is terminated for any reason other than retirement, death or disability, the entire deferred compensation shall be forfeited by him.

     William C. Sargent, who has been Senior Vice President of the Company since 1980, has a Deferred Compensation Agreement dated April 15, 1994, with the Company (the "Compensation Agreement"). This Compensation Agreement provides upon Mr. Sargent's retirement the Company shall pay him $50,000 per year as an annual retirement benefit for a period of 10 years from the date of retirement; and upon his death, the remainder of such annual payments shall be payable to his designated beneficiary.

     The Compensation Agreement further provides that the Board of Directors may elect to pay the entire amount of deferred compensation in the form of a single lump-sum payment or other installment payments, so long as the term of such payments do not exceed 10 years. However, in the event Mr. Sargent's employment with the Company is terminated for any reason other than retirement, death or disability, the entire deferred compensation shall be forfeited by him.

Employment Agreement

     The Company maintains an employment agreement with Scott M. Quist. The agreement, which has a five- year term, was entered into in 1996, and renewed in 1997. Under the terms of the agreement, Mr. Quist is to devote his full time to the Company serving as the First Vice President, General Counsel, and Treasurer at not less than his current salary and benefits, and to include $500,000 of life insurance protection. In the event of disability, Mr. Quist's salary would be continued for up to 5 years at 50% of its current level. In the event of a sale or merger of the Company, and Mr. Quist were not retained in his current position, the Company would be obligated to continue Mr. Quist's current compensation and benefits for seven years following the merger or sale.

Director Compensation

     Directors of the Company (but not including directors who are employees) are paid a director's fee of $8,400 per year by the Company for their services and are reimbursed for their expenses in attending board and committee meetings. No additional fees are paid by the Company for committee participation or special assignments.

Employee 401(k) Retirement Savings Plan

     In 1995, the Company's Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of January 1, 1995, the Company may make discretionary employer matching contributions to its employees who choose to participate in the plan. The plan allows the board to determine the amount of the contribution at the end of each year. The board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 50% of the participating employee's contribution to the plan up to a maximum discretionary employee contribution of 5% of a participating employee's compensation, as defined by the plan.

     All persons who have completed at least one year's service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan. All Company matching contributions are invested in the Company's Class A Common Stock. The Company's matching contributions for 1998, 1997 and 1996 were approximately $7,000, $-0-, and $50,000, respectively. The trustees under the 401(k) plan are Messrs. Sherman B. Lowe, Scott M. Quist and William C. Sargent.

Employee Stock Ownership Plan

     Effective January 1, 1980, the Company adopted an employee stock ownership plan (the "Ownership Plan") for the benefit of career employees of the Company and its subsidiaries. The following is a description of the ownership Plan, and is qualified in its entirety by the Ownership Plan, a copy of which is available for inspection at the Company's offices.

     Under the Ownership Plan, the Company has discretionary power to make contributions on behalf of all eligible employees into a trust created under the Ownership Plan. Employees become eligible to participate in the Ownership Plan when they have attained the age of 19 and have completed one year of service (a twelve-month period in which the Employee completes at least 1,040 hours of service). The Company's contributions under the Ownership Plan are allocated to eligible employees on the same ratio that each eligible employee's compensation bears to total compensation for all eligible employees during each year. To date, the Ownership Plan has approximately 98 participants and had contributions payable to the Plan in 1998 of $59,613. Benefits under the Ownership Plan vest as follows: 20% after the third year of eligible service by an employee, an additional 20% in the fourth, fifth, sixth and seventh years of eligible service by an employee.

   Benefits under the Ownership Plan will be paid out in one lump sum or in installments in the event the employee becomes disabled, reaches the age of 65, or is terminated by the Company and demonstrates financial hardship.
The Ownership Plan Committee, however, retains discretion to determine the final method of payment. Finally, the Company reserves the right to amend or terminate the Ownership Plan at any time. The trustees of the trust fund under the Ownership Plan are Messrs. R.A.F. McCormick, George R. Quist, and William C. Sargent, all directors of the Company.

1987 Incentive Stock Option Plan

     In 1987, the Company adopted the 1987 Incentive Stock Option Plan (the 1987 Plan). The 1987 Plan provides that shares of the Class A Common Stock of the Company may be optioned to certain officers and key employees of the Company. The Plan establishes a Stock Option Plan Committee which selects the employees to whom the options will be granted and determines the price of the stock. The Plan establishes the minimum purchase price of the stock at an amount which is not less than 100% of the fair market value of the stock (110% for employees owning more than 10% of the total combined voting power of all classes of stock).

     The Plan provides that if additional shares of Class A Common Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Class A Common Stock then covered by each outstanding option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so covered, and the number of shares of Class A Common Stock reserved for the purpose of the Plan shall be increased by the same proportion. In the event that the shares of Class A Common Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Class A Common Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total price of the shares then so covered, and the number of shares of Class A Common Stock reserved for the purposes of the Plan shall be reduced by the same proportion.

   The Plan terminated in 1997 and options granted are non-transferable. The Plan also includes a Stock Appreciation Right which permits the holder of the option to elect to receive cash, amounting to the difference between the option price and the fair market value of the stock at the time of the exercise, or a lesser amount of stock without payment, upon exercise of the option.

1993 Stock Option Plan

   On June 21, 1993, the Company adopted the Security National Financial Corporation 1993 Stock Incentive Plan (the "1993 Plan"), which reserves shares of Class A Common Stock for issuance thereunder. The 1993 Plan was approved at the annual meeting of the stockholders held on June 21, 1993. The 1993 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

  The 1993 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both "incentive stock options," as defined under Section 422A of the Internal Revenue Code of 1986 (the "Code"), and "non-qualified options" may be granted pursuant to the 1993 Plan. The exercise prices for the options granted are equal to or greater than the fair market value of the stock subject to such options as of the date of grant, as determined by the Company's Board of Directors. The options granted under the 1993 Plan were to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers by providing them with an additional incentive to contribute to the success of the Company.

  The 1993 Plan is to be administered by the Board of Directors or by a committee designated by the Board. The terms of options granted or stock awards or sales effected under the 1993 Plan are to be determined by the Board of Directors or its committee. The Plan provides that if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. No options may be exercised for a term of more than ten years from the date of grant.

   Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than the fair market value of the option shares on the date of grant. The 1993 Plan provides that the exercise price for non-qualified options will be not less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company's Board of Directors.

   The 1993 Plan has a term of ten years. The Board of Directors may amend or terminate the 1993 Plan at any time, subject to approval of certain modifications to the 1993 Plan by the shareholders of the Company as may be required by law or the 1993 Plan. On November 7, 1996 the Company amended the Articles of Incorporation as follows: (i) to increase the number of shares of Class A Common Stock reserved for issuance under the Plan from 300,000 Class A shares to 600,000 Class A shares; and (ii) to provide that the stock subject to options, awards and purchases may include Class C common stock.

Proposed Amendment to the 1993 Stock Option Plan

   The Board of Directors adopted on August 13, 1999, subject to the approval by the stockholders, an amendment (the "1999 Amendment") to the Company's 1993 Stock Option Plan. The 1999 Amendment increases from 746,126 to 1,046,126 the number of shares of the Company's Class A Common Stock available for issuance under the 1993 Plan. The Company has in the past used, and intends in the future to use, stock options as incentive devices to motivate and compensate its salaried officers and other key employees, and believes that equity incentives represented by stock options enhances the Company's ability to attract or retain needed personnel. Management further believes that the availability of such equity incentives has served, and will continue to serve, an important part in the implementation of the Company's acquisition strategy. As of July 31, 1999, options to purchase an aggregate of 63,814 shares of Class A Common Stock have been exercised under the 1993 Plan; as of such date, options to purchase 609,339 shares of Class
A Common Stock were outstanding under the 1993 Plan. Accordingly, only options to purchase 72,973 Class A shares remain available for future grants under the 1993 Plan as of such date.

   An affirmative vote of the holders of the majority of shares of Class A and Class C Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the 1999 Amendment. The Board of Directors recommends that the stockholders vote "FOR" approval of the 1999 Amendment.

                                  OTHER MATTERS

  The Company knows of no other matters to be brought before the Annual Meeting; but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their judgment.

                      ANNUAL REPORT AND FINANCIAL STATEMENTS

  You are referred to the Company's annual report, including financial statements, for the fiscal year ended December 31, 1998. The annual report is incorporated in this Proxy Statement and is not to be considered part of the soliciting material. The Company will provide, without charge to each stockholder upon written request, a copy of the Company's Annual Report Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1998. Such requests should be directed to Mr. William C. Sargent, Senior Vice President and Secretary, at P.O. Box 57250, Salt Lake City, Utah 84157-0250.

DEADLINE FOR RECEIPT OF STOCKHOLDER'S PROPOSALS FOR ANNUAL MEETING TO BE HELD IN JUNE, 2000

    Any proposal by a stockholder to be presented at the Company's next Annual Meeting of Stockholders expected to be held in June, 2000, must be received at the offices of the Company, P.O. Box 57250, Salt Lake City, Utah 84157-0250, no later than March 31, 2000.


                PROXY  -  SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
                    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                 CLASS C COMMON STOCK

  The undersigned Class C common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on October 14, 1999, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 11:30 a.m. Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, William C. Sargent and Scott M. Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

  1. To elect six of the nine directors to be voted upon by Class A and Class C common stockholders together:

          [ ] FOR all nominees listed below (except as marked to the contrary below)
          [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                Charles L. Crittenden, R.A.F. McCormick, H. Craig Moody,
                 George R. Quist, Scott M. Quist and Norman G. Wilbur

  2. To amend the Company's 1993 Stock Option Plan to authorize an additional 300,000 shares of Class A Common Stock to be made available for issuance under the Plan.

                    [  ]  FOR                         [ ]  AGAINST

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Dated                        , 1999

------------------------------------
Signature of Stockholder

------------------------------------
Signature of Stockholder

Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.

               PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                CLASS A COMMON STOCK

   The undersigned Class A common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on October 14, 1999, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 11:30 a.m., Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, William C. Sargent and Scott M. Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

   1. To elect three directors to be voted upon by Class A common stockholders voting separately as a class:

          [ ] FOR all nominees listed below (except as marked to the contrary below)
          [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

            Robert G. Hunter, Sherman B. Lowe, William C. Sargent

   2. To elect the remaining six directors to be voted upon by Class A and Class C common stockholders together:

            [ ] FOR all nominees listed below (except as marked to the contrary below)
            [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

             Charles L. Crittenden, R.A.F. McCormick, H. Craig Moody,
              George R. Quist, Scott M. Quist, and Norman G. Wilbur

   3. To amend the Company's 1993 Stock Option Plan to authorize an additional 300,000 shares of Class A Common Stock to be made available for issuance under the Plan.

                   [  ]  FOR                         [ ]  AGAINST

   4. To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 and 2 ABOVE AND FOR PROPOSAL 3.

Dated          , 1999

-----------------------------------------------------
Signature of Stockholder

------------------------------------------------------
Signature of Stockholder

Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.